Filed Pursuant to Rule 433
Dated July 23, 2007
Registration Statement No. 333-132201


2YR NC 6MO Callable Fixed Rate Note
Final Terms and Conditions


Issuer:	Toyota Motor Credit Corporation
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Issue Type: US MTN
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Principal Amount: USD 25,000,000 (may be increased prior to Issue Date)
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CUSIP: 89233PJ56
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Trade Date: July 23, 2007
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Issue Date: August 7, 2007
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Maturity Date: August 7, 2009, subject to Issuer's Call Option
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Issue Price: 100.0%
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Re-Offer Price: 100.0%
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Interest Rate: 5.39%
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Interest Payment
Dates:	Semi-annually on each February 7 and August 7, commencing February 7,
2008 and ending on the Maturity Date, subject to Issuer's Call Option
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Issuer's Call Option:	The Issuer has the right on every Interest Payment Date
commencing on February 7, 2008, provided that the Issuer gives 10 Calendar Days notice to the investor, to call the notes in whole, but not in part at par
(par being 100.0%). All amounts that may otherwise be payable following the call date shall cease to be payable. Notwithstanding the above, all payments due on the call date shall be made in full regardless of any calling of the notes by the Issuer.
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Underwriter: Lehman Brothers Inc.
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Business Days: New York
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Denomination: US$ 100,000 by 1,000
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Day Count: 30/360, Following Business Day, unadjusted


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC, for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR(r)) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Lehman Brothers Inc. by calling 1-888-603-5847.

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